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                                                                   EXHIBIT 10.13


                           STOCK PLEDGE AGREEMENT



          THIS STOCK PLEDGE AGREEMENT, ("Pledge Agreement") is made and entered into this 9th day of December, of 1996 by and between W. Lance Anderson ("Pledgor") and NovaStar Financial, Inc. ("Pledgee").


                                    RECITALS
                                    --------


          A. Pledgor is purchasing One Hundred Eight Thousand Three Hundred Thirty-Three (108,333) Units (the "Shares") in Pledgee's Private Placement which is closing on the date hereof.


          B. In connection with that purchase, Pledgor has executed that certain Promissory Note (the "Note") in the amount of One Million Six Hundred Twenty-Four Thousand Nine Hundred Ninety-Five and 00/100 Dollars ($1,624,995) in favor of Pledgee.


          C. Pledgor desires to pledge the Shares as collateral to secure the payment of Pledgor's obligations under the Note.


                                   AGREEMENT
                                   ---------


          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


          Section l.  Pledge of the Shares.  As collateral security for the
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obligations of Pledgor under the Note, Pledgor hereby pledges and grants a security interest to Pledgee in the Shares, together with any securities, issued or received, in respect of, or in exchange or in substitution for the Shares, including but not limited to those arising from a stock conversion, stock dividend, or stock split (collectively referred to as the "Collateral").


          Section 2.  Delivery of Collateral.  Pledgor shall deliver the
                      ----------------------
Collateral to Pledgee with an assignment separate from the certificate duly endorsed for transfer. Upon the acquisition by Pledgor of any other security included in the definition of Collateral prior to payment of the obligations in full, Pledgor shall deliver such security to Escrow Holder with the appropriate assignment separate from the certificate duly endorsed for transfer.


          Section 3.  Release of Collateral.  So long as there is no event of
                      ---------------------
default under the Note, one-third of the Collateral pledged on the date hereof shall be released as security upon forgiveness of each tranche of the indebtedness pursuant to the terms of the Note.


          Section 4.  Voting and Distributions Prior to Default.
                      -----------------------------------------

          (a) Prior to the occurrence of an event of default as defined herein, Pledgor shall have the right to vote the shares constituting the Collateral owned by Pledgor, and

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to exercise any other consensual rights pertaining to the Collateral provided, however, that Pledgor shall not vote such shares in a manner which would cause or constitute an event of default under the Stock Pledge Agreement.


          (b) Prior to the occurrence of an event of default, Pledgor shall be entitled to receive directly from the Company all dividends (other than dividends in the form of stock which shall become a part of the Collateral), property and cash distributions with respect to, or in consequence of the ownership of, the Collateral.


          Section 5.  Covenants of Pledgor.  Pledgor hereby agrees:
                      --------------------


          (a) To do all acts that may be necessary to maintain, preserve and protect, to produce, execute and deliver from time to time any endorsements, assignments, financing statements or other writings deemed necessary or appropriate by Pledgee to perfect, maintain and protect the security interest created hereunder and the priority thereof; and


          (b) To appear and defend any action or proceeding which may affect title to or Pledgee's interest in the Collateral.


          Section 6.  Authorized Action by Pledgee.  Pledgor hereby irrevocably
                      ----------------------------
appoints Pledgee as attorney-in-fact to do (but Pledgee shall not be obligated to do and shall incur no liability to Pledgor or any other party for failure so to do) any act which Pledgor is obligated by this Pledge Agreement to do, and exercise such any rights and powers as Pledgor might exercise with respect to the Collateral, which Pledgee deems necessary or advisable.


          Section 7.  Event of Default.  The occurrence of the following events
                      ----------------
shall constitute an event of default ("Event of Default"):


          (a) Failure by Pledgor to perform any of Pledgor's obligations pursuant to the Note and such failure is not cured within the time, if any, set forth in the Note; and


          (b) Failure of Pledgor to keep or perform any of the terms or provisions of this Pledge Agreement.


          Section 8.  Remedies.  Upon the occurrence of an Event of Default,
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Pledgee shall have the right to exercise of any of the following remedies:


          (a) Enforce Pledgee's security interest in any manner permitted by the applicable Uniform Commercial Code provisions and in any case where notice is required thereunder and is not otherwise waived, fifteen (15) days notice shall be deemed reasonable notice; or


          (b) Sell or otherwise dispose of the Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Pledgee may determine.

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          Section 9.  Conduct of Foreclosure Sale.  In connection with any sale
                      ---------------------------
or distribution of Collateral, Pledgee is authorized to comply with any limitations or restrictions as Pledgee may be advised by its counsel that is necessary or desirable to avoid any violation of applicable law including federal and state securities laws or obtain any required approval of the purchaser by any governmental regulatory body or officer. It is hereby agreed that any such actions taken to comply with such laws or regulations shall be deemed to be necessary for the sale to be made in a commercially reasonable manner. Pledgee shall not be liable or accountable by reason of the fact that the proceeds obtained in any such sale are less than might otherwise have been obtained without such compliance.


          Section 10.  Notices.  All notices and communications to be given,
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delivered or otherwise made to any parties pursuant to this Pledge Agreement shall be delivered personally by overnight courier or messenger and shall be deemed to have been made upon actual receipt of the delivery or refusal to accept delivery by the intended recipient. All notices, requests shall be addressed as set forth below or at such other address as may be hereinafter designated in writing by the addressee to each of the other parties.


          TO PLEDGOR:               W. Lance Anderson

                                    8699 Butterfield Avenue

                                    Richmond, VA  23229


          TO PLEDGEE:               NovaStar Financial, Inc.

                                    1900 West 47th Place

                                    Suite 205

                                    Westwood, KS  66205


          Section 11.  Binding Upon Successors.  All rights of Pledgee under
                       -----------------------
this Pledge Agreement shall inure to the benefit of its successors and assigns. All the obligations of Pledgor shall bind Pledgor's heirs, executors, administrators, successors and assigns.


          Section 12.  Severability.  If any provision of this Pledge Agreement
                       ------------
shall be held invalid or unenforceable, this Pledge Agreement shall be construed as if not containing the provisions and the rights and obligations of the parties shall be construed and enforced accordingly.


          Section 13.  Expenses.  If any party institutes legal action to
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enforce or interpret this Pledge Agreement, the prevailing party shall be entitled to recover in addition to any other relief awarded its reasonable attorneys fees and costs incurred in such legal action.

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          Section 14.  Amendment.  This Pledge Agreement may not be modified or
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amended except in writing signed by the parties hereto.


          IN WITNESS WHEREOF, this Pledge Agreement is executed as of the date first written above.



PLEDGOR:                            ____________________________________

                                    W. Lance Anderson



PLEDGEE:                            NOVASTAR FINANCIAL, INC.



                                    By_________________________________

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